Exhibit 10.10

TRUE RELIGION APPAREL, INC.

SUMMARY OF EXECUTIVE OFFICER COMPENSATION

Annual Base Salaries

The following table sets forth the annual base salaries for the executive officers of True Religion Apparel, Inc., (the “Company”):

Name	Title	Base Salary (1)
Jeffrey Lubell	Chief Executive Officer and Chief Merchant	$937,750
Michael Egeck (2)	President	$650,000
Lynne Koplin	Chief Operating Officer	$475,000
Peter F. Collins	Chief Financial Officer	$391,230
Michael F. Buckley (3)	Former President	$510,773

(1)           Please refer to the employment agreements of these executive officers, each of which has been filed with the Securities and Exchange Commission, for the other terms and conditions of their employment.

(2)           Mike Egeck joined as President of the Company in June 2010.

(3)           Michael Buckley left his position as President of the Company in May 2010.